Exhibit 10.32.2

FIRST AMENDMENT TO REINSURANCE AGREEMENT (FA BUSINESS)

This FIRST AMENDMENT TO REINSURANCE AGREEMENT (FA BUSINESS) (this “Amendment”), effective as of July 1, 2018 (the “Amendment Effective Date”), is made by and between VOYA INSURANCE AND ANNUITY COMPANY, an insurance company organized under the laws of the State of Iowa (the “Ceding Company”), and ATHENE ANNUITY & LIFE ASSURANCE COMPANY, a reinsurance company organized under the laws of the State of Delaware (the “Reinsurer”).

WITNESSETH:

WHEREAS, the Ceding Company and the Reinsurer are parties to that certain Reinsurance Agreement (FA Business), designated as Treaty Number DEVFACO - 060118 and effective as of June 1, 2018 (the “Reinsurance Agreement”);

WHEREAS, the Ceding Company and the Reinsurer desire to amend the Reinsurance Agreement as provided herein; and

WHEREAS, pursuant to Section 17.05 of the Reinsurance Agreement, the Reinsurance Agreement may be amended by a written instrument duly executed by the proper officers of both parties to the Reinsurance Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Ceding Company and the Reinsurer hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Reinsurance Agreement.

2.    Amendment.

(a)    From and after the Amendment Effective Date, Article I to the Reinsurance Agreement is hereby amended by adding the following definitions:

““Company Action Level RBC” means, with respect to the Reinsurer at any date of determination, the company action level risk-based capital of the Reinsurer determined in accordance with the applicable Law of the state of domicile of the Reinsurer.

“RBC Ratio” shall mean the percentage equal to (i) the Total Adjusted Capital of the Reinsurer divided by the Company Action Level RBC for the Reinsurer, multiplied by (ii) 100.

“Total Adjusted Capital” shall mean, with respect to the Reinsurer, its total adjusted capital as calculated in accordance with the most current formula for calculating such amount adopted by the insurance regulatory authority in the Reinsurer’s state of domicile.

“Trust Account” shall have the meaning specified in Section 9.08.

“Trust Agreement” shall have the meaning specified in Section 9.08.

“Trustee” shall have the meaning specified in Section 9.08.”

(b)    From and after the Amendment Effective Date, Section 1.01 of the Reinsurance Agreement is hereby amended and restated by deleting the definition of “Business Day” and replacing such definition with the following:

““Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by Law to close in New York, New York, Des Moines, Iowa or Hamilton, Bermuda.”

(c)    From and after the Amendment Effective Date, Section 7.01(a) of the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Section and replacing such Section with the following:

“(a)    Within three (3) Business Days following the end of each calendar week, the Ceding Company shall deliver to the Reinsurer (i) a weekly accounting report, substantially in the form set forth in Exhibit A-1, for such calendar week (a “Weekly Accounting Report”) and (ii) a year-to-date accounting report, substantially in the form set forth in Exhibit A-2, as of the end of such calendar week. The parties shall from time to time amend Exhibit A-1 and Exhibit A-2 as necessary to appropriately effectuate the terms and conditions of this Agreement and to ensure the accounting and settlements made hereunder are correctly computed.”

Execution Version

(d)    From and after the Amendment Effective Date, Section 7.01(b) of the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Section and replacing such Section with the following:

“(b) Within three (3) Business Days following the end of each calendar month (each such calendar month, a “Monthly Accounting Period”), the Ceding Company shall deliver to the Reinsurer an initial monthly accounting report, substantially in the form set forth in Exhibit B-1, setting forth a preliminary report of the policyholder cash flows with respect to such calendar month. Within five (5) Business Days following the end of each Monthly Accounting Period, the Ceding Company shall deliver to the Reinsurer a full monthly accounting report, substantially in the form set forth in Exhibit B-2, which shall set forth (i) a final report of the policyholder cash flows with respect to such calendar month and (ii) certain additional information with respect to such calendar month. Any such monthly accounting report shall be a “Monthly Accounting Report.” The parties shall from time to time amend Exhibit B-1 and Exhibit B-2 as necessary to appropriately effectuate the terms and conditions of this Agreement and to ensure the accounting and settlements made hereunder are correctly computed.”

(e)    From and after the Amendment Effective Date, Article VII to the Reinsurance Agreement is hereby amended by adding the following as Subsection (f) of Section 7.02:

“(f) Within five (5) Business Days following the filing of the Reinsurer’s risk-based capital statement with the Delaware Department of Insurance, the Reinsurer shall deliver to the Ceding Company a report setting forth its RBC Ratio as of December 31 of the preceding calendar year, along with supporting reasonable detail for the calculation thereof.”

(f)    From and after the Amendment Effective Date, Article IX to the Reinsurance Agreement is hereby amended by adding the following as Section 9.08:

“Section 9.08    Termination of Custody Account; Establishment of Collateral Trust Account. If the Reinsurer’s RBC Ratio as of the end of any calendar year, as reflected in the report delivered by the Reinsurer to the Ceding Company pursuant to Section 7.02(f), is less than 150%,then, within sixty (60) calendar days following the date on which the applicable report is delivered to the Ceding Company, the Reinsurer shall enter into a trust agreement (the “Trust Agreement”) with the Ceding Company and Citibank, N.A. (in its role as trustee, the “Trustee”), pursuant to which the Reinsurer shall establish a trust account (the “Trust Account”) for the benefit of the Ceding Company in which the Reinsurer will maintain assets supporting the Reinsured Liabilities. As soon as practicable following the establishment of the Trust Account, the parties shall cause the Custody Account to be terminated in accordance with the Custody Agreement and all assets contained therein to be transferred to the Trust Account. The Reinsurer and the Ceding Company agree that the terms of the Trust Agreement and the terms applicable to the Trust Account herein shall be substantially similar to the terms of the Custody Agreement and the terms applicable to the Custody Account set forth herein, including terms relating to the Custody Account Required Balance, the Permitted Investments, the Ceding Company withdrawal rights, the Custody Account settlements and the Reinsurer withdrawal and substitution rights. In furtherance of the foregoing, all references herein to “Custody Account” shall be automatically replaced with references to “Trust Account” following the date on which the Trust Account is funded pursuant to this Section 9.08. The Reinsurer and the Ceding Company shall work together in good faith to negotiate any other amendments to this Agreement that are necessary to reflect the replacement of the Custody Account with the Trust Account.”

(g)    From and after the Amendment Effective Date, Exhibit A to the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Exhibit and replacing such Exhibit with the Exhibits attached hereto as Exhibit A-1 and Exhibit A-2.

(h)    From and after the Amendment Effective Date, Exhibit B to the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Exhibit and replacing such Exhibit with the Exhibits attached hereto as Exhibit B-1 and Exhibit B-2.

(i)    From and after the Amendment Effective Date, Exhibit C to the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Exhibit and replacing such Exhibit with the Exhibit attached hereto as Exhibit C.

(j)    From and after the Amendment Effective Date, Schedule II to the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Schedule and replacing such Schedule with Schedule II attached hereto as Exhibit D.

(k)    From and after the Amendment Effective Date, Schedule III to the Reinsurance Agreement is hereby amended and restated in its entirety by deleting such Schedule and replacing such Schedule with Schedule III attached hereto as Exhibit E.

Execution Version

3.     Miscellaneous.

(a)    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Reinsurance Agreement shall remain in full force and effect in accordance with their respective terms and are hereby ratified or confirmed. This Amendment shall not constitute an amendment or waiver of any provision of the Reinsurance Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Reinsurance Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Reinsurance Agreement, and this Amendment and the Reinsurance Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Reinsurance Agreement. As used in the Reinsurance Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the Amendment Effective Date, unless the context requires otherwise, the Reinsurance Agreement as amended by this Amendment.

(b)     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an electronic copy of an executed counterpart of a signature page to this Amendment by email or facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Amendment Effective Date.

VOYA INSURANCE AND ANNUITY COMPANY
By: /s/ Timothy W. Brown_____________________

Title: EVP and CLO__________________________

Date: 01/30/2019_____________________________

ATHENE ANNUITY & LIFE ASSURANCE COMPANY
By: /s/ Erin Kuhl____________________________

Title: Vice President and Treasurer______________

Date: 01/29/19______________________________

Signature Page to First Amendment to VIAC-AADE Reinsurance Agreement (FA Business)

EXHIBIT A-1

Form of Weekly Accounting Report

Omitted pursuant to Regulation S-K Item 601(a)(5).

EXHIBIT A-2

Form of Year-To-Date Weekly Accounting Report

Omitted pursuant to Regulation S-K Item 601(a)(5).

EXHIBIT B-1

Form of Initial Monthly Accounting Report

Omitted pursuant to Regulation S-K Item 601(a)(5).

EXHIBIT B-2

Form of Full Monthly Accounting Report

Omitted pursuant to Regulation S-K Item 601(a)(5).

EXHIBIT C

Form of Quarterly Accounting Report

Omitted pursuant to Regulation S-K Item 601(a)(5).

EXHIBIT D

SCHEDULE II
POLICY EXPENSES
The Policy Expenses with respect to each Quarterly Accounting Period shall be an amount equal to (A) plus (B) plus (C), each as defined below:
(A) solely with respect to the Payout Annuities, an amount equal to (i) eighteen (18) basis points divided by four (4) multiplied by (ii) (a) the sum of the Ceded Reserves with respect to the Payout Annuities at the beginning of the applicable Quarterly Accounting Period plus the Ceded Reserves with respect to the Payout Annuities at the end of the applicable Quarterly Accounting Period, divided by (b) two (2); and
(B) with respect to the Non-Payout Annuities, an amount equal to the sum of:
(i) (a) the Quota Share of $50 (provided, that a two percent (2.00%) per annum inflation factor will be added to such amount each year commencing on January 1, 2019) divided by four (4), multiplied by (b) (I) the sum of the total number of Non-Payout Annuities in force at the beginning of the applicable Quarterly Accounting Period plus the total number of Non-Payout Annuities in force at the end of the applicable Quarterly Accounting Period, divided by (II) two (2), plus
(ii) (a) three (3) basis points divided by four (4) multiplied by (b) (I) the sum of the Ceded Reserves with respect to the Non-Payout Annuities at the beginning of the applicable Quarterly Accounting Period plus the Ceded Reserves with respect to the Non-Payout Annuities at the end of the applicable Quarterly Accounting Period, divided by (II) two (2); and
(C) an amount equal to a Quota Share of the Ceding Company’s reasonable expenses for certain hedge settlement and collateral management services relating to the Reinsured Policies that are provided by a third party; provided, that such expenses shall not exceed fifty thousand dollars ($50,000) per month for each month in which Voya Investment Management Co. LLC is providing such hedge settlement and collateral management services; provided, further, that the Ceding Company shall not outsource such hedge settlement and collateral management services to any person other than Voya Investment Management Co. LLC without the prior approval of the Reinsurer.

EXHIBIT E

Schedule III

Schedule of Initial Premium Assets omitted pursuant to Regulation S-K Item 601(a)(5).